Exhibit 10.ii.v

SUPPLY AGREEMENT

SPECIALTY FERTILIZERS

MEXICO

DATE:	JANUARY 4, 2006

SELLER:	FERTILIZANTES MOSAIC S. de RL de CV PROL. P. DE LA REFORMA 1015; TORRE A PISO 3 COL. DESARROLLO STA FE DEL. A OBREGON, C.P. 01376; MEXICO D.F.

BUYER:	AGRIBRANDS PURINA MEXICO S.A. DE C.V. PROL. P. DE LA REFORMA 1015; TORRE A PISO 3 COL. DESARROLLO STA FE DEL. A OBREGON, C.P. 01376; MEXICO D.F.

PRODUCT:	SODIUM NITRATE WITH SILICATES AS FERTILIZER ADAPTED FOR AQUACULTURE PURPOSES

SPECIFICATIONS:	TYPICAL MOSAIC SPECIFICATIONS

MARKET:	MEXICO

PERIOD:	JANUARY 2006 – DECEMBER 2006

PRICING:	TO BE NEGOTIATED AT TIME OF PURCHASE

QUANTITY:	TO BE NEGOTIATED AT TIME OF PURCHASE

DELIVERY:	TO BE NEGOTIATED AT TIME OF PURCHASE

PAYMENT:	10 DAYS

TERMS:	MOSAIC TERMS AND CONDITIONS TO APPLY. (ATTACHED)

FERTILIZANTES MOSIAC S. DE. R.L. DE C.V.	AGRIBRANDS PURINA MEXICO, S.A. DE C.V.

By:	By:
Name:	Name:
Its:	Its: